Exhibit 32.1

CERTIFICATIONS

In connection with the Annual Report of Americann, Inc. (the "Company") on Form 10-K for the period ending September 30, 2014 as filed with the Securities and Exchange Commission (the "Report"), Timothy Keogh, the Company’s Principal Executive and Benjamin J. Barton the Company’s Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

February 17, 2015	By:	/s/ Timothy Keogh
Timothy Keogh, Principal Executive Officer

	By:	/s/ Benjamin J. Barton
Benjamin J. Barton, Principal Financial Officer